UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2006

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

As previously announced, on June 30, 2006, Jean-Pierre Lemonnier left his position as President and Managing Director of Manpower France, a subsidiary of Manpower Inc.  Mr. Lemonnier was subsequently dismissed as an employee of Manpower France.  Manpower France entered into an agreement with Mr. Lemonnier on July 28, 2006 in connection with the termination of his employment.  Under the agreement, Manpower France agreed to pay Mr. Lemonnier a total of EUR 1,649,141.  This amount includes accrued vacation pay, compensation in lieu of notice, as well as consideration for Mr. Lemonnier’s renunciation of all claims he may have against the Manpower France related to the termination of his employment.  Further, under the agreement, Manpower France also agreed to pay Mr. Lemonnier’s attorneys fees incurred in connection with certain ongoing proceedings relating to Manpower France.  Finally, simultaneously with the signing of this agreement, Mr. Lemonnier gave Manpower France a dismissal letter for all of the corporate offices he held at various subsidiaries of Manpower France and Manpower Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006	MANPOWER INC.

By: /s/ Jeffrey A. Joerres
Jeffrey A. Joerres
Chairman, President
and Chief Executive Officer